Exhibit 5

[NRG ENERGY, INC. LETTERHEAD]

December 21, 2010

NRG Energy, Inc.

211 Carnegie Center

Princeton, NJ 08540

Ladies and Gentlemen:

I refer to the Registration Statement on Form S-8 (the “Registration Statement”) of NRG Energy, Inc., a Delaware corporation (the “Company”), to be filed with the Securities and Exchange Commission covering the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 6,000,000 shares of common stock, par value $.01 per share, of the Company (the “Shares”), issuable under the Company’s Amended and Restated Long-Term Incentive Plan (the “Plan”).

I have examined the Registration Statement and such records, certificates and documents as I have deemed necessary or appropriate for the purposes of this opinion.  In all such examinations, I have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to me as certified, conformed or photographic copies, and as to certificates of public officials, I have assumed the same to have been properly given and to be accurate.  As to matters of fact material to this opinion, I have relied upon statements and representations of representatives of the Company and of public officials.

Based on and subject to the foregoing, it is my opinion that:

1.               the Company is duly organized, validly existing and in good standing under the laws of the State of Delaware; and

2.               the issuance of the Shares have been duly authorized and, when issued in accordance with the terms of the Plan, the shares will be duly and validly issued, fully paid and non-assessable (except as to Shares issued pursuant to certain deferred payment arrangements, which will be fully paid and non-assessable when such deferred payments are made in full).

I hereby consent to filing of this opinion as an exhibit to the Registration Statement and to the reference to my name under the caption “Interest of Named Experts and Counsel” in the Registration Statement.

Very truly yours,

/s/ Michael R. Bramnick

Michael R. Bramnick
Executive Vice President and General Counsel